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                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                           -----------------------

                                  FORM 8-K


                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                           -----------------------


                          Date of Report
                          (Date of earliest
                          event reported):  February 6, 1998


                          Oshkosh Truck Corporation
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Wisconsin                          0-13886                      39-0520270
---------                          -------                      ----------
(State or other                (Commission File               (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


                P. O. Box 2566, Oshkosh, Wisconsin 54903-2556
         -----------------------------------------------------------
        (Address of principal executive offices, including zip code)


                                 (414) 235-9151
                        (Registrant's telephone number)
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Item 5.  Other Events.

                 As previously disclosed, on December 8, 1997, Oshkosh Truck Corporation (the "Company") agreed to acquire McNeilus Companies, Inc. ("McNeilus"), a $300 million manufacturer and marketer of refuse truck bodies, rear-discharge concrete mixers and ready-mix batch plants (the "Acquisition"). The Acquisition is expected to close in the first quarter of calendar 1998. Under certain conditions, if the Acquisition is not consummated, the Company may be required to pay McNeilus a fee of $10.0 million, and conversely, McNeilus may be required to pay a $10.0 million fee to the Company.

                 The total purchase cost for all McNeilus stock and related non-compete and ancillary agreements is $250.0 million and is intended to be financed through the issuance of $100.0 million senior subordinated notes and a $325.0 million senior debt facility inclusive of a $100 million revolver and senior notes of $100.0 million, $62.5 million and $62.5 million with terms of six, seven and eight years, respectively. The Company is in the process of attempting to arrange this financing. Certain pro forma financial information for the Company, which gives effect to the Acquisition and related financing transactions, is included as an exhibit to this filing.


Item 7.          Financial Statements and Exhibits.

                 (b)      Exhibits.

                 The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.


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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        OSHKOSH TRUCK CORPORATION



Date:  February 6, 1998                 By:   /s/ Charles L. Szews
                                           -------------------------------
                                              Charles L. Szews
                                              Executive Vice President and Chief
                                              Financial Officer





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                           OSHKOSH TRUCK CORPORATION

                           EXHIBIT INDEX TO FORM 8-K
                             Dated February 5, 1998


Exhibit
No.                             Description
-------                         -----------

(99) Unaudited Pro Forma Condensed Consolidated Financial Statements of Oshkosh Truck Corporation and McNeilus Companies, Inc.






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